Exhibit 99.1

Anworth Announces Pricing of Public Offering of Its 7.625% Series C Preferred Stock

SANTA MONICA, Calif.--(BUSINESS WIRE)--January 20, 2015--Anworth Mortgage Asset Corporation (NYSE: ANH) (the “Company”) announced today that it has priced an underwritten public offering of 300,000 shares of its 7.625% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) at a public offering price of $24.50 per share.

Gross proceeds to the Company are expected to be approximately $7,350,000 before deducting the underwriting discount and other estimated offering expenses payable by the Company. The Company has also granted to the underwriters a 30-day option to purchase up to an additional 45,000 shares of its Series C Preferred Stock to cover over-allotments, if any. The offering is subject to customary closing conditions and is expected to close on January 27, 2015.

The Company has filed an application to list the shares of the Series C Preferred Stock on the NYSE under the symbol “ANHPrC.” If approved by the NYSE, trading of the Series C Preferred Stock is expected to begin within 30 days after the date of initial issuance of the Series C Preferred Stock.

MLV & Co. and JMP Securities are acting as the joint book-running managers of the offering. Ladenburg Thalmann, Maxim Group LLC and Aegis Capital Corp are acting the co-managers of the offering.

The Company intends to use the net proceeds of the offering to acquire mortgage-related assets consistent with its investment policy and to potentially redeem shares of its Series A Preferred Stock.

A registration statement, including a base prospectus, relating to the offered securities has been filed with the U.S. Securities and Exchange Commission and is effective. The offering is being made only by means of a prospectus supplement and the accompanying base prospectus. Copies of the prospectus supplement and the accompanying base prospectus, when available, can be obtained by contacting: MLV & Co. LLC, 1251 Avenue of the Americas, 41st Floor, New York, NY 10020, Attn: Randy Billhardt, Email: rbillhardt@mlvco.com, Phone: (888) 344-2272; or JMP Securities LLC, 600 Montgomery Street, 10th Floor, San Francisco, CA 94111, Attn: Prospectus Department, Phone: (415) 835-8985.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the offered securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Anworth Mortgage Asset Corporation

Anworth is an externally-managed mortgage real estate investment trust. We invest primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. We seek to generate income for distribution to our shareholders primarily based on the difference between the yield on our mortgage assets and the cost of our borrowings. We are managed by Anworth Management, LLC, or the Manager, pursuant a management agreement. The Manager is subject to the supervision and direction of our Board of Directors and is responsible for (i) the selection, purchase and sale of our investment portfolio; (ii) our financing and hedging activities; and (iii) providing us with management services and other services and activities relating to our assets and operations as may be appropriate. Our common stock is traded on the New York Stock Exchange under the symbol “ANH.” Anworth is a component of the Russell 2000® Index.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon our current expectations and speak only as of the date hereof. Forward-looking statements, which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may, “ “will, “ “believe, “ “expect, “ “anticipate, “ “assume,” “estimate,” “intend,” “continue, “ or other similar terms or variations on those terms or the negative of those terms. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including but not limited to, changes in interest rates; changes in the market value of our mortgage-backed securities; changes in the yield curve; the availability of mortgage-backed securities for purchase; increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities; our ability to use borrowings to finance our assets and, if available, the terms of any financing; risks associated with investing in mortgage-related assets; changes in business conditions and the general economy, including the consequences of actions by the U.S. government and other foreign governments to address the global financial crisis; implementation of or changes in government regulations affecting our business; our ability to maintain our qualification as a real estate investment trust for federal income tax purposes; our ability to maintain an exemption from the Investment Company Act of 1940, as amended; risks associated with our home rental business; and the Manager’s ability to manage our growth. Our Annual Report on Form 10-K and other SEC filings discuss the most significant risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACT:
Anworth Mortgage Asset Corporation
John T. Hillman
1299 Ocean Avenue, Second Floor
Santa Monica, CA 90401
(310) 255-4438 or (310) 255-4493
jhillman@anworth.com
http://www.anworth.com